                                                                    Exhibit 99.1

                       TECHNOLOGY INVESTMENT CAPITAL CORP.
                         8 Sound Shore Drive, Suite 255
                               Greenwich, CT 06830
                     Tel: (203) 983-5275 Fax: (203) 983-5290

   TICC ANNOUNCES $7.5 MILLION TRANSACTION WITH AVUE TECHNOLOGIES CORPORATION

Greenwich, CT - August 23, 2004 - Technology Investment Capital Corp. (NASDAQ:
TICC) announced today that it has completed a $7.5 million transaction with Avue
Technologies Corporation, a leading provider of workforce optimization and management solutions designed to address all aspects of workforce management within the federal government. TICC's investment consists of $2.5 million of senior secured notes with warrants and a commitment for an additional $5 million of senior notes with warrants upon satisfaction of certain conditions.

ABOUT AVUE TECHNOLOGIES CORPORATION
Founded in 1983, Avue Technologies is the recognized market leader and technology innovator in public sector workforce management. The company provides the public sector with integrated technology and service solutions that dramatically increase organization-wide management effectiveness, workforce productivity, and manager and worker satisfaction. Avue is a privately held company headquartered in Tacoma, Washington, with offices in Washington, D.C.
and Victoria, British Columbia. Please visit www.avuetech.com for more information.

ABOUT TECHNOLOGY INVESTMENT CAPITAL CORP.
We are a publicly-traded business development company principally engaged in providing capital to small to mid-size technology-related companies. While the structures of our financings vary, we look to invest primarily in the debt of established technology-related businesses. Companies interested in learning more about financing opportunities should contact Barry Osherow at (203) 661-9572 or visit our website at www.ticc.com.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words
"believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange
Commission. We undertake no obligation to update such statements to reflect subsequent events.